Exhibit 10.1

EXECUTION COPY

This AMENDMENT NO. 3 (this “Amendment”) is entered into as of November 25, 2009 by and among TAXI MEDALLION LOAN TRUST II (the “Borrower”), MEDALLION FUNDING CORP. (the “Servicer”), THE FINANCIAL INSTITUTIONS PARTY HERETO, as Conduit Lenders (the “Conduit Lenders”), THE FINANCIAL INSTITUTIONS PARTY HERETO, as Committed Lenders (the “Committed Lenders”), THE FINANCIAL INSTITUTIONS PARTY HERETO, as Managing Agents (the “Managing Agents”), and CITICORP NORTH AMERICA, INC., as Administrative Agent (the “Administrative Agent”), Capitalized terms used herein and not defined herein shall have the meanings given to such terms in the LSA referred to below.

PRELIMINARY STATEMENTS

A. The parties hereto (other than the Servicer) are parties to the Loan and Security Agreement dated as of December 19, 2006 (as amended, restated, supplemented or otherwise modified prior to the date hereof; the “LSA”).

B. The Borrower, the Administrative Agent and the Servicer are parties to the Servicing Agreement dated as of December 19, 2006 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Servicing Agreement”).

C. The parties hereto have agreed to amend the LSA and the Servicing Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1 Amendment to the Servicing Agreement. Effective as of the “Amendment Effective Date” (as defined below) and subject to the satisfaction of the condition precedents set forth in Section 3 below, clause (i) of the definition of “Servicer Default” set forth in Section 1.01 of the Servicing Agreement is amended and restated in its entirety to read as follows:

(i) The ratio of Total Liabilities to Tangible Net Worth shall be greater than 5 to 1 at any time.

SECTION 2. Amendments to the LSA. Effective as of the Amendment Effective Date and subject to the satisfaction of the condition precedents set forth in Section 3 below, the LSA is hereby amended as follows:

2.1 The definition of “Commitment Termination Date” set forth in Section 1.01 of the LSA is amended and restated in its entirety to read as follows:

“Commitment Termination Date” means the earlier of (a) May 25, 2010, as such date may be extended pursuant to Section 2.14 hereof and (b) the Termination Date.

2.2 The definition of “Default Rate” set forth in Section 1.01 of the LSA is amended and restated in its entirety to read as follows:

“Default Rate” shall mean, in respect of any principal of any Advance or, to the extent permitted by law, any other amount under this Loan Agreement, the

Notes or any other Loan Document that is not paid when due to any Secured Party (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise), a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to the greater of:

(i) the sum of (A) the Adjusted L1BO Rate and (B) the Applicable Margin; and

(ii) the CP Rate plus 2.00% per annum.

2.3 The definition of “Rapid Amortization Event” set forth in Section 1.01 of the LSA is amended and restated in its entirety to read as follows:

A “Rapid Amortization Event” shall occur:

(i) upon the occurrence of a CLTV Rapid Amortization Event;

(ii) upon the occurrence of a Discount Spread Rapid Amortization Event; or

(iii) if, at any time, the aggregate Collateral Value of all Eligible Medallion Loans which consist of New York City Medallion Loans shall be less than 70.0% of the aggregate Collateral Value of all Eligible Medallion Loans at such time.

2.4 The definition of “Term Period” set forth in Section 1.01 of the LSA is amended and restated in its entirety to read as follows:

“Term Period” means the period commencing on the Term Period Commencement Date and ending on the Termination Date.

2.5 The definition of “Term Period Commencement Date” set forth in Section 1.01 of the LSA is amended and restated in its entirety to read as follows.

“Term Period Commencement Date” means the same day as the day set forth in clause (a) of the definition of Commitment Termination Date.

2.6 Schedule 2 to the LSA is amended and restated in its entirety as Attachment I attached hereto.

2.7 Notwithstanding anything in the LSA or any Loan Agreement to the contrary, no Lender shall at any time have any obligation under the LSA or any Loan Agreement to make (x) any deposit into the Collateral Advance Account or (y) fund any Advance out of the Collateral Advance Account.

SECTION 3. Effective Date. This Amendment shall become effective, as of the date first above written (the “Amendment Effective Date”), upon receipt by the Administrative Agent of (i) a counterpart to this Amendment duly executed by each party hereto, and (ii) a counterpart to the Third Amended and Restated Fee Letter (the “Fee Letter”) dated the date hereof among the Borrower, the Administrative Agent, and Citicorp North America, Inc., in its capacity as a Managing Agent duly executed by each party thereto.

SECTION 4. Covenants, Representations and Warranties of the Borrower and the Servicer.

4.1 Upon the effectiveness of this Amendment, each of the Borrower and the Servicer hereby reaffirms all covenants, representations and warranties made by it in the LSA and the Servicing Agreement, as applicable, and agrees that all such covenants, representations and warranties shall be deemed to have been re-made as of the Amendment Effective Date.

4.2 As of the Amendment Effective Date, the Borrower represents and warrants to the Lenders, the Managing Agents and the Administrative Agent that:

(a) no Event of Default or Default exists or will result from the execution of this Amendment; and

(b) each of the LSA (as amended by this Amendment), the Servicing Agreement (as amended by this Amendment) and this Amendment has been duly authorized by proper proceedings of the Borrower and constitutes the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general principles of equity which may limit the availability of equitable remedies.

4.3 As of the Amendment Effective Date, the Servicer represents and warrants to the Lenders, the Managing Agents and the Administrative Agent that each of the Servicing Agreement (as amended by this Amendment) and this Amendment has been duly authorized by proper proceedings of the Servicer and constitutes the legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general principles of equity which may limit the availability of equitable remedies,

SECTION 5. Effect on the LSA and the Servicing Agreement.

5 1 On and after the Amendment Effective Date, each reference in the LSA and the Servicing Agreement to “this Agreement”, “hereunder”, “hereof, “herein” or words of like import, and all references to the LSA and the Servicing Agreement in any and all agreements, instruments, documents, notes, certificates and other writings of every kind and nature shall be deemed to mean and be a reference to the LSA or the Servicing Agreement, as applicable, as amended hereby. The LSA, the Servicing Agreement and other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

5.2 The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party to the LSA, the Servicing Agreement or any of the other Transaction Documents, nor constitute a waiver of any provision contained therein, except as specifically set forth herein.

5.3 Each party hereto agrees and acknowledges that this Amendment constitutes a “Transaction Document” under and as defined in the LSA.

SECTION 6. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 OF THE GENERAL OBLIGATIONS LAW BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES).

SECTION 7. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile shall be deemed as effective as delivery of an originally executed counterpart. Any party delivering an executed counterpart of this Amendment by facsimile will also deliver an original executed counterpart, but the failure of any party to so deliver an original executed counterpart of this Amendment will not affect the validity or effectiveness of this Amendment.

SECTION 8. Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of each party hereto and their respective successors and assigns.

SECTION 9. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

SECTION 10. Expenses. The Borrower agrees to promptly reimburse the Administrative Agent for all of the reasonable out-of-pocket expenses, including, without limitation, legal fees, it has heretofore or hereafter incurred or incurs in connection with the preparation, negotiation and execution of this Amendment and all other instruments, documents and agreements executed and delivered in connection with this Amendment.

SECTION 11 Integration. This Amendment contains the entire understanding of the parties hereto with regard to the subject matter contained herein. This Amendment supersedes all prior or contemporaneous negotiations, promises, covenants, agreements and representations of every nature whatsoever with respect to the matters referred to in this Amendment, all of which have become merged and finally integrated into this Amendment. Each of the parties hereto understands that in the event of any subsequent litigation, controversy or dispute concerning any of the terms, conditions or provisions of this Amendment, no party shall be entitled to offer or introduce into evidence any oral promises or oral agreements between the parties relating to the subject matter of this Amendment not included or referred to herein and not reflected by a writing included or referred to herein.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the date first set forth above to be effective as hereinabove provided.

TAXI MEDALLION LOAN TRUST II, as Borrower

By:	/s/ Andrew M. Murstein
	Name:	Andrew M. Murstein
	Title:	President

By:	/s/ Alvin Murstein
	Name:	Alvin Murstein
	Title:	Vice President

MEDALLION FUNDING CORP., as Servicer

By:	/s/ Michael Kowalsky
	Name:	Michael Kowalsky
	Title:	President

By:	/s/ Alvin Murstein
	Name:	Alvin Murstein
	Title:	Chairman and Chief Operating Officer

Amendment No. 3

CITICORP NORTH AMERICA, INC., as a Managing Agent and as Administrative Agent

By:	/s/ Marina Donskaya
Name:	Marina Donskaya
Title:	Vice President

CHARTA, LLC, as a Conduit Lender

By:	Citibank, N.A., as Attorney-in-Fact

By:	/s/ Marina Donskaya
Name:	Marina Donskaya
Title:	Vice President

CITIBANK, N.A., as a Committed Lender

By:	/s/ Marina Donskaya
Name:	Marina Donskaya
Title:	Vice President

Amendment No. 3

ATTACHMENT I

Schedule 2

Lender Groups

Citicorp North America, Inc. Lender Group

Managing Agent:	Citicorp North America, Inc.
Conduit Lender:	CHARTA, LLC
Conduit Lending Limit:	$35,000,0000
Committed Lender:	Citibank, N.A.
Commitments:	$35,000,0000
Reference Bank:	Citibank, N.A.